UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2022

Harsco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (717) 763-7064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.25 per share	HSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

A/R Securitization Facility

On June 24, 2022 (the “Closing Date”), Harsco Corporation (the “Company”) entered into a $150 million accounts receivable securitization facility (the “A/R Securitization Facility”) to provide additional liquidity and funding for the ongoing business needs of the Company and its subsidiaries.

The documentation for the A/R Securitization Facility includes (i) a Receivables Purchase Agreement (the “Receivables Purchase Agreement”), by and among Harsco Receivables LLC, a wholly-owned bankruptcy-remote subsidiary of the Company (“Seller”), the Company, the persons from time to time party thereto as purchasers (“Purchasers”), PNC Bank, National Association (“PNC”), as administrative agent (“Administrative Agent”), and PNC Capital Markets LLC, as structuring agent (“Structuring Agent”) and (ii) a Purchase and Contribution Agreement (the “Purchase and Contribution Agreement”). The A/R Securitization Facility will terminate on June 24, 2025 unless earlier terminated in accordance with its terms.

In connection with the A/R Securitization Facility, the Company and certain wholly-owned direct and indirect domestic subsidiaries of the Company, as originators (the “Originators”), have sold and/or contributed, and will continue to sell and/or contribute, all of their accounts receivable (other than certain excluded receivables) and certain related assets (collectively, “Receivables”) to Seller pursuant to the Purchase and Contribution Agreement. Pursuant to the Receivables Purchase Agreement, the Seller may, from time to time, in turn sell Receivables, to the Purchasers, in exchange for cash proceeds.

Seller will pay the Base Rate, Daily BSBY Floating Rate or BSBY Rate (each as defined in the Receivables Purchase Agreement) with respect to the investments made by the Purchasers under the Receivables Purchase Agreement. Seller will also pay certain customary fees under the Receivables Purchase Agreement on a monthly basis.

The Company will be responsible for initial servicing and collection of the Receivables, and provide a customary guaranty of performance of the respective obligations of Originators to the Administrative Agent, Purchasers, and the other secured parties under the Receivables Purchase Agreement. However, neither the Company nor any of the Company’s other subsidiaries is guaranteeing the payment of Seller’s obligations under the Receivables Purchase Agreement, or the creditworthiness of the obligors thereunder.

The Receivables Purchase Agreement and the Purchase and Contribution Agreement contain certain customary representations and warranties, affirmative and negative covenants, indemnification provisions, and events of default, including those providing for the acceleration of amounts owed by Seller to Purchasers under the Receivables Purchase Agreement upon the occurrence of certain events.

The foregoing descriptions of the Receivables Purchase Agreement and the Purchase and Contribution Agreement are qualified in their entirety by reference to the full and complete terms of the agreements. Copies of the Receivables Purchase Agreement and the Purchase and Contribution Agreement are attached as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and are incorporated by reference herein.

PNC serves as a lender and a letter of credit issuing bank under the Third Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of November 2, 2016 (as the same has been amended, supplemented or otherwise modified prior to the Closing Date, and as further amended by Amendment No. 10) among the Company, Bank of America, N.A. as Administrative Agent and Collateral Agent, and the lenders party thereto. In addition, PNC serves as a joint bookrunner and joint lead arranger under the Credit Agreement. PNC and PNC Capital Markets LLC provide other banking services not specifically outlined in the Receivables Purchase Agreement to Company and the subsidiaries of the Company in the ordinary course of their respective businesses.

Amendment No. 10 to Third Amended and Restated Credit Agreement

In connection with entering into the A/R Securitization Facility, on the Closing Date, Company entered into Amendment No. 10 to the Third Amended and Restated Credit Agreement (“Amendment No. 10”), which amends Company’s Credit Agreement with Bank of America, N.A., as administrative agent and collateral agent, the lenders party thereto, and the other parties thereto and the related guarantee and collateral agreement.

Pursuant to Amendment No. 10, the permitted maximum outstanding amount of a securitization facility was increased to $150 million and certain other covenants and definitions were modified to facilitate the A/R Securitization Facility.

The foregoing description of Amendment No. 10 is qualified in its entirety by reference to the full and complete terms of Amendment No. 10, which is attached as Exhibit 10.3 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure above under Item 1.01 of this Current Report on Form 8-K is also responsive to Item 2.03 of this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD.

On June 30, 2022, Company issued a press release announcing the entry into the A/R Securitization Facility. A copy of the press release is being furnished herewith as Exhibit 99.1.

The information is being furnished in this report and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Receivables Purchase Agreement, dated as of June 24, 2022, by and among Harsco Receivables LLC, Harsco Corporation, the person from time to time party thereto as purchasers, PNC Bank, National Association, as administrative agent, and PNC Capital Markets LLC, as structuring agent (the “Receivables Purchase Agreement”).

10.2	Purchase and Contribution Agreement, dated as of June 24, 2022, by and among Harsco Receivables LLC, Harsco Corporation, and various entities party thereto as originators (the “Purchase and Contribution Agreement”).

10.3	Amendment No. 10 to Third Amended and Restated Credit Agreement and Second Amendment to Guarantee and Collateral Agreement, dated as of June 24, 2022, among Harsco Corporation, the Subsidiary Guarantors party thereto, Bank of America, N.A. as administrative agent and collateral agent, and the lenders party thereto (the “Amendment No. 10”).

99.1	Press Release, dated June 30, 2022.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date: June 30, 2022	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary